FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report:  January 1, 2000
(Date of Earliest Event Reported)

C&G DEC Capital, Inc.
(Exact name of registrant as specified in its charter)

           FLORIDA                                   65-0106255
   (State or other jurisdiction of                  (IRS Employer
   incorporation or organization)                  Identification No.)

   6259 Executive Boulevard
   Rockville, MD                                        20852
   (Address of principal executive offices)           (Zip Code)

(732) 319-9235
(Registrant's telephone number, including area code)




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Item 5.02  Departure of Officer and Director, Appointment of Principal
Officers and Directors

  On January 1, 2000, Gui A. Galluccio, Sr. tendered his resignation as chief executive officer, president and director of C&G DEC Capital, Inc. to pursue other opportunities.

  Richard Tanenbaum accepted the appointment of chief executive officer and president of C&G DEC Capital, Inc. on January 1, 2000. Mr. Tanenbaum received a B.S. degree from Bradley University (IL) in '67 and a JD degree from the Columbia Law School of the Catholic University of America in '74, where he was Managing Editor of the Law Review. He has practiced law in Washington, D.C. and Bethesda, MD since '74, having worked with the White House, Executive Office of the President, an international law firm (Jones, Day, Reavis & Pogue), local law firm (Lerch, Early & Brewer), and since '84 in his own entrepreneurial sole practice, with an emphasis on contract negotiations, the purchase and sale of businesses, loan and real estate acquisitions, hospital development and management and related tax matters. He was a founder of Military Resale Group, Inc. (MD) in Oct.'97, as a former Director and General Counsel and assumed the same positions after the Reverse Acquisition in Nov.'01. He also is founder, Chairman & General Counsel
of American Masterworks Development Company.   In the past, Mr.
Tanenbaum has started, operated and managed many diverse businesses and served as a member of the Board of Directors of numerous companies. He also is active in local civic affairs, having served as Chairman of the local Citizens Advisory Board, co-founder and officer of a downtown management corporation, director of the Chamber of Commerce, Rotary Club member/officer, founder and chairman of mentoring program for needy children and coach of children's baseball and basketball teams for many years.

  On March 27, 2007, Mr. Tanenbaum tendered his resignation as president of C&G DEC Capital, Inc. for personal reasons.

Edward Whelan accepted the appointment of president of C&G DEC Capital, Inc. on March 27, 2007. Mr. Edward T. Whelan has most recently served as Chairman and Chief Executive Officer of Military Resale Group, Inc. He negotiated and financed the acquisition of a private company with revenue of $750,000, completed a reverse merger into a publicly traded shell, with a twelve-fold growth rate of which revenues soared to just under $10 million. From April 1998 until October 2003, Mr. Whelan also served as the President and a principal stockholder of Xcel Associates, Inc., a company engaged in providing financial consulting to small and medium-sized companies, and to high net worth individuals. From 1989 to December 2001, Mr. Whelan also served as President and a principal shareholder of Shannon Investments, Inc., a consulting firm to small and medium-sized companies. From 1984 to 1989, Mr. Whelan was a co-founder of Physicians Pharmaceutical Services, Inc. a publicly traded company that made the Inc. Magazine's fastest growing companies in America list. From 1968 to 1971, Mr. Whelan attended St. Peters College in Jersey City, New Jersey, where he majored in Economics.

  On April 11, 2007, George Yakum and Theodore Urban accepted their appointments as directors of C&G DEC Capital, Inc. Mr. Jochum served as Chairman of the Board, President and CEO of MAMSI, a holding Company

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for MD-IPA, OCI, Alliance, MAPSI & MD-IPA Common.  When Mr. Jochum
joined MAMSI and its predecessor companies in 1987, the company was
very close to bankruptcy, with 120 employees.   During the next five
years MAMSI increased income from a loss in 1986 to an income of over $15,000,000. Under Mr. Jochum MAMSI increased the number of employees to over 2,000, the revenues to over $1,000,000,000, the doctor network to over 30,000 and the hospitals network to over 350. During this period, the number of insured companies grew from 100 to 1,700. MAMSI provided health insurance to 1,700,000 individuals in 1998. Upon retiring from MAMSI, Mr. Jochum assisted numerous other small developing companies. He became CEO of Zone Labs and worked with that company from 2002 to 2006. Under Mr. Jochum's guidance, Zone Labs went from a burn rate of $60,000 to making a profit in 10 months. When Mr. Jochum retired from Zone Labs after 4 years, Zone Labs had over a million dollars in the bank and a profit of $100,000 a month with an annual revenue of $14,000,000.

Mr. Urban graduated from Cornell University in 1971 with a B.S. in Electrical Engineering. He received his J.D. in 1974 from the Columbus School of Law at Catholic University, where he served as an Editor of the Law Review. Mr. Urban served as General Counsel to Ferris, Baker Watts, Inc. and its predecessor, Ferris & Company, Inc. since 1984 until his retirement in 2007. He was responsible for all aspects of the Firm's legal services requirements and supervised the Compliance, Internal Audit, Risk Management, and Human Resources Departments. He was an Executive Vice President of the Firm, and served as a member of its Board of Directors since 1985. He also was a member of the Firm's Executive Committee and the Investment Screening Committee, and served as Trustee of the Firm's Employee Stock Ownership Plan and its 401K Employee Savings Plan. Mr. Urban also was Chairman of the Board of TCA TrustCorp America, a trust company affiliate of Ferris, Baker Watts, Inc.

Prior to joining Ferris, Mr. Urban was Deputy Director of the Commodity Futures Trading Commission's Division of Trading and Markets and served as the Commission's Liaison to the National Futures Association. He previously had served as an Assistant Director of the Securities and Exchange Commission's Division of Market Regulation, with responsibility for the Division's oversight of both exchange and NASD self-regulatory practices. Mr. Urban serves on the Board of Directors of the Maryland Chamber of Commerce and as Vice Chairman of the Board of Investment Trustees for the Montgomery County Public Schools' Employees Pension and Retirement System. He has participated in the Montgomery County Corporate Partnership for Managerial Excellence, Montgomery SUCCESS, and Leadership Maryland (1996). Within the securities industry, Mr. Urban currently serves as a member of the District of Columbia's Securities Advisory Committee. He has served as a member of the NASDR's National Adjudicatory Council 2001-02, and previously served (1995-98) on the NASD's District Committee for District 9 (as Chairman in 1997); as Chairman of the NASD's Member Admission Review Committee; and as a member of the NASD's National Arbitration Committee and the SIA's Committee on Federal Regulation.
He periodically serves as an arbitrator for the NYSE, NASD and NFA;

taught a course on the Regulation of Futures Markets at American
University; and has spoken at numerous seminars regarding a variety of securities, commodity futures, and corporate law matters.

William N. Walling, Jr. accepted the appointment of director of C&G DEC Capital, Inc. on June 14, 2007. From 1958 - 1991, Mr. Walling worked as a financial analyst, trust investment officer, director of research, economist-investment strategist and portfolio manager of large-capitalization securities. During this period, he worked with the following: Empire Trust (acquired by Bank of NY); Hornblower & Weeks - Hemphill, Noyes (acq. by Loeb Rhoades); F.S. Smithers (acq. by Mitchell, Hutchins); White, Weld (acq. by Merrill Lynch); Dominick & Dominick; Shearson, Hayden, Stone (acq. by Smith, Barney); Burnham, Walling; A.G. Becker Paribas (acq. by Merrill Lynch); Moseley, Hallgarten-Estabrook & Weeden (acq.); McKinley, Alsopp (defunct); Commonwealth Associates (acq. by Blue Stone Capital); and Southeast Bank (acq. by First Union).

From 1992-2005, Mr. Walling worked as a securities analyst, director of research, investment strategist, investment bank and investor relations of small-capitalization securities. During this period, he worked with the following: Ray Dirks Research Division - RAS Securities; Coleman & Company Securities (acq.); Klein, Maus, and Shire (defunct); Xcel Associates; independent consultant; D. Weckstein; and Empire Research Associates.

Mr. Walling received a B.A. degree in Economics (Cum Laude) from
Michigan State University in 1957 and an M.B.A. in Corporate Finance (Cum Laude) from New York University in 1962.




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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

C&G DEC Capital, Inc.


By:      /s/Edward Whelan
         ------------------------
         Edward Whelan
         President


Dated:  November 7, 2007